December 19, 2005

Ariel Mutual Funds

200 East Randolph Drive

Suite 2900

Chicago, Illinois 60601

800.292.7435

arielmutualfunds.com

Dear Fellow Shareholder:

We recently sent you proxy materials for Ariel Investment Trust and its series, Ariel Fund, Ariel Appreciation Fund and Ariel Focus Fund. As of the date of this letter, we have not received your vote. If you have already submitted your vote, please disregard this notice.

As noted in the proxy statement, the Funds have two proposals up for vote. Shareholders of the Funds are being asked to take action on the following items:

1.          Election/re-election of all Trustees of the Board of Trustees; and

2.          Shareholders of Ariel Fund and Ariel Appreciation Fund are being asked to approve proposals that are intended to help Ariel Fund and Ariel Appreciation Fund increase their investment flexibility and modernize their investment restrictions.

The Board of Trustees unanimously recommends approving these proposals.

We encourage you to vote as soon as possible using one of the options below.

•             Log on to the Internet site shown on your proxy card(s) and follow the on-screen instructions; or

•             Call the toll-free telephone number shown on your proxy card(s) and follow the recorded instructions; or

•             Mark, sign and mail the enclosed proxy card(s) in the postage-paid envelope provided.

Voting by Internet or telephone is faster and makes it easier for the Funds to process your vote.

If you cannot locate your proxy materials or have questions about the proxy statement, please call us toll-free at 1-800-292-7435, Option 4. An Ariel Mutual Funds Investment Specialist will be pleased to assist you.

Thank you for your time and attention to this important matter.

Sincerely,

Merrillyn J. Kosier
Vice President and Trustee

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Ariel Mutual Funds Proxy FAQs

When will I receive the proxy materials?

The proxy was mailed to shareholders on December 6, 2005.

What is this proxy about?

The Funds have two proposals up for vote. Shareholders of the Funds are being asked to take action on the following items:

1.               Election/re-election of all Trustees of the Board of Trustees; and

2.               Shareholders of Ariel Fund and Ariel Appreciation Fund are being asked to approve proposals that are intended to help Ariel Fund and Ariel Appreciation Fund increase their investment flexibility, and modernize their investment restrictions.

The Board of Trustees unanimously recommends approving the proposals.

Does this mean Ariel has changed its investment philosophy?

No. Our long-term patient investment philosophy remains the same. These changes are intended to make the investment restrictions consistent among all our Funds.

Note:  Our social screens remain the same as well

What do you mean by increasing the investment flexibility of Ariel Fund and Ariel Appreciation Fund?

Ariel Fund’s and Ariel Appreciation Fund’s fundamental investment restrictions were initially drafted in 1986. In some cases, these restrictions reflect government regulations that no longer exist. In other cases, the limitations are more stringent than current government regulations require. The Board of Trustees believes the proposed changes in investment restrictions will benefit shareholders by allowing the portfolio manager of the two Funds to adapt more quickly to future changes in investment opportunities. The proposed changes in investment restrictions that the two Funds wish to adopt are consistent with the investment restrictions of Ariel Focus Fund, a mutual fund established in 2005. The Board of Trustees desires to have comparable fundamental investment restrictions in place for all of the Ariel Mutual Funds, thereby reducing confusion regarding the applicability of investment restrictions to the various Funds in the Trust.

What action(s) are being requested of me?

Please carefully review the proxy materials and submit your vote by phone, internet, or via regular mail using the pre-paid envelope provided. No matter how many shares you own, your vote is important. Voting by internet or telephone is faster and makes it easier for the Funds to process your vote.

Why did I receive more than one Proxy card?

You should have received a proxy card for each Ariel Mutual Fund you own (note: cards were householded by SSN). You will see that each card has a unique number found in the upper left hand corner of the proxy card.

Please register your vote for each card you receive. You can vote by phone, internet or via mail. If you have questions, please call
1-800-292-7435 option 4 and ask to speak with an Investment Specialist.

What if I misplaced my proxy card or it is lost?

Please call an Investment Specialist at 1-800-292-7435 option 4 and we will be glad to assist you.

Note to Investment Specialists:

To request new proxy materials, collect the following information:

•                  Shareholder Name

•                  Fund/Account Number

•                  Materials required, i.e. proxy card, proxy statement or both

•                  Method of delivery: First Class Mail, Overnight, etc.

All requests should be faxed to Matt Morgan at ADP at 781.740.3428

When is the shareholder meeting going to take place?

A special shareholder meeting for Ariel Mutual Funds shareholders will take place January 13, 2006 at Ariel Capital Management, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601 at 9:00 am CT.

D.F. King & Co., Inc.

Telephone Script

Ariel Mutual Funds

Introduction

Hello, my name is                       , calling from D.F. King & Co., Inc. on behalf of Ariel Mutual Funds may I speak with Mr./Ms.                 .

(Once Shareholder is on the line)

Mr./Ms. Shareholder, this conversation will be recorded. D.F. King & Co., Inc. has been retained by Ariel Mutual Funds to help solicit and record shareholder votes with regards to the special meeting of shareholders of the Ariel Mutual Funds scheduled for January 13, 2006. Have you received the proxy statement regarding the meeting?

IF NO – Then help the shareholder obtain the material he/she requires.  If a NOBO, give him/her the 800# and have them call back when they receive it.  If registered, we will send the materials directly.  In either case, make sure the address is correct, make any necessary corrections, and code the disposition as “14” or “15”.

IF YES – The Ariel Mutual Funds Board Members recommend that you vote in favor of the proposals outlined in the proxy statement.  For your convenience you can cast your vote by mail, internet, or touch-tone telephone if you still have your proxy card or I can record your vote over the telephone.  Would you like me to record your vote over the telephone right now?

IF YES – Do you have any questions before we proceed?

If shareholder asks how to vote via the internet, the website is www.proxyweb.com -  he/she will need the control number from his/her proxy card.

If shareholder asks how to vote via touchtone telephone, the telephone number is 1–888–221–0697 -  he/she will need the control number from his/her proxy card.

Take time to answer all questions carefully.  Do not give advice.  Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of the proposal.  Most  questions can be addressed by referring to the proxy statement and reading the appropriate sections.

Here is how we will proceed.  The call will be recorded.  I will ask you for 3 pieces of information for verification:  your name, your address and ONLY the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity).  Finally, I will confirm that you have received the proxy materials and then take your vote.  You will be mailed a letter confirming your votes, which will tell you how to make any changes, if you wish.  Do you feel comfortable with this process?

IF NO – Do you have any questions that I may answer about this proxy for you?

Take time to answer all questions carefully.  Do not give advice.  Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of the proposal.  Most  questions can be addressed by referring to the proxy statement and reading the appropriate sections or by referring to the Q&A that accompanied the proxy statement.

At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided.  You can also submit your vote by going on-line to www.proxyweb.com or by calling 1-888-221-0697.  No matter how many shares you own, your vote is important.  Are you sure that you do not want to take advantage of voting your shares right now over the telephone?

IF YES - Are you ready?

Begin the Vote

First, I’ll reintroduce myself.  My name is                     , calling from D.F. King & Co., Inc. on behalf of Ariel Mutual Funds. Today’s date is                      and the time is                     .

May I please have your full name?  If shareholder is an entity, may I please have your title?  Can you confirm that you are authorized to direct the voting of these  Ariel Mutual Funds shares?

May I please have your address?

May I have only the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

Input the last 4 digits of the SSN.  You may not proceed without this information.  If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his shares.  However, if the shareholder continues to resist, you have no choice but to politely end the call and remind him/her of the other methods he/she can use to cast his/her vote.

Have you received the proxy materials?

Actual Voting

The Ariel Mutual Funds Board Members recommend that you vote in favor of the proposals outlined in the proxy statement. Would you like to vote in favor of the proposal as recommended by your Board?

If you are required to read the proposal individually, end each proposal by saying, “Your Board recommends that you vote in favor.  How would you like to vote?”  For most proposals, the valid responses are

F = For proposal.

A = Against proposal.

B = Abstain.

For Director voting, the only valid responses are:

F = For at least one or more of the nominees.

W = Withhold authority for all nominees.

Closing

I have recorded your votes.  You have voted                  .  Is that correct?  As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto the fund.  In the next 72 hours, we will mail you a letter by first class mail confirming your vote.  If you wish to change your vote for any reason, please call us at the phone number listed in the letter.  Thank you for your time.

Ariel Mutual Funds

Answering Machine Message

Hello, this is [name] calling from D.F. King & Co., Inc. on behalf of Ariel Mutual Funds. You should have recently received proxy materials in the mail concerning the Special Meeting of Shareholders of the Ariel Mutual Funds to be held on January 13, 2006.

Your vote is important, please sign, date and return the proxy card at your earliest convenience in the postage paid envelope provided.

If you prefer, you can also vote by Internet or touch-tone telephone by following the instructions included in the mailing information.

If you have any questions regarding the information that you are being asked to consider or need new proxy materials, please call Ariel Mutual Funds at 1-800-292-7435, Option 4.

Thank you for your consideration.